Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-233543 and No. 333-222989), Form S-4 (No. 333-209209) and on Form S-8 (No. 333-238747, No. 333-238720, No. 333-219037, No. 333-215114, No. 333-189849, No. 333-175162, No. 333-127377, No. 333-37082, No. 333-49780 and No. 333-61390) of Exelon Corporation of our report dated February 24, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 24, 2021